Marine Petroleum Trust
News Release
MARINE PETROLEUM TRUST
ANNOUNCES FIRST QUARTER CASH DISTRIBUTION
     DALLAS, Texas, February 19, 2008 – U.S. Trust, as Trustee of the Marine Petroleum Trust (NASDAQ: MARPS), today declared a quarterly cash distribution to the holders of its units of beneficial interest of $.645293 per unit, payable on March 28, 2008, to unit holders of record on February 29, 2008.
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Contact:	Ron E. Hooper
Senior Vice President
Bank of America, N.A.
Toll Free – 800.985.0794